EXHIBIT 99.1
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DISTRICT COURT, CITY AND COUNTY OF DENVER, COLORADO

Court Address: 1437 Bannock Street, Room 256
               Denver, Colorado 80202

 Telephone:    (720) 865-8301

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                                                         COURT USE ONLY
ALPHA  SPACECOM,  INC.,  a  Colorado  corporation
(formerly  known as Tridon Enterprises, Inc.);
and TRIDON TRUST,

Plaintiffs,

v.

XUEDONG HU; JIAN WANG; and ALPHA SKY INVESTMENT LTD,

Defendants.

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                                                      Case Number:  04 CV 9819

                                                      Division      Courtroom 18

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            ORDER ON DEFENDANTS' MOTION TO DISMISS AND DEFENDANT HU'S
                         MOTION FOR SHAREHOLDER MEETING

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         THIS MATTER has come before the Court on two motions, Defendants'
Motion to Dismiss, and Defendant Hu's Motion for a summary order requiring a special meeting of shareholders and production of corporate records of the Plaintiff.

         THE COURT, having reviewed the pleadings, the parties' briefs, and having heard the arguments of counsel at a hearing held Friday March 18, 2005 at 4:00 p.m. hereby finds as follows:

     1. This Court has jurisdiction under C.R.S. ss.7-107-103(1) to summarily order that a special meeting of shareholders be held upon the application of any person who participated in a call of or demand for a special meeting effective under C.R. S. ss.7-107-102(1). As part of that order, the Court may determine among other things, the shares entitled to participate in the meeting. C.R.S. ss.7-107-103 (2).

     2. Defendant Xuedong Hu meets the statutory standards and requirements set out in C.R.S. ss.7-107-102(1)(b) and is entitled to call a special shareholders'

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              meeting for the purposes stated in his notice to Alpha Spacecom,
              Inc. dated January 11, 2005.

     3. Plaintiff Alpha Spacecom, Inc. failed to give the required notice of the special shareholders' meeting within thirty days after the call by Defendant Xuedong Hu.

     4. Plaintiff Alpha Spacecom, Inc. denied Defendant Hu's request stating he was no longer a shareholder by virtue of board meetings held October 1, 2004 and October 15, 2004, and by virtue of the Company's suit for recision of the Share Exchange Agreement by which Defendant Hu obtained his beneficial interest in the Company's stock.

     5. The Court finds that Defendant Hu remains the beneficial owner of the stock received in the December 2001 transaction with Alpha Spacecom, Inc. as set forth in the Company's filings with the U.S. Securities and Exchange Commission, including the Form 8K attached as Exhibit 1 to Defendant Hu's Reply Brief showing a beneficial ownership interest of 82.12%. These filings may be judicially noticed by the Court pursuant to C.R.E 201.

     6. Plaintiff Alpha Spacecom suggested that Defendant Hu may have encumbered or otherwise disposed of his voting or ownership interests, but provided no evidence of such disposition at the hearing.

     7. Defendant Hu has requested in his Motion that this Court find pursuant to C.R.S. ss.7-107-103 (2) that he is a shareholder entitled to vote his shares at the special shareholders' meeting.

     8. Plaintiff Alpha Spacecom, Inc. cannot unilaterally cancel the beneficial stock ownership of Defendant Hu.

     9. Colorado law does not recognize conduct as a means by which officers or directors of a corporation might resign their positions.

     10. Alpha Spacecom, Inc. at all times prior to October 1, 2004 had four named directors.

     11. The directors' meetings held October 1, 2004 and October 15, 2004 were held without a quorum and all actions at those meetings were not valid.

     IT IS THEREFORE ORDERED:

         DEFENDANT HU'S MOTION IS GRANTED IN ITS ENTIRETY.

         Alpha Spacecom, Inc. shall provide proper notice and hold a special shareholders' meeting to address the three issues set out in Defendant Hu's January 11, 2005 request

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for a special shareholders' meeting. Alpha Spacecom, Inc. shall also be required to disclose the requested SEC filing codes and passwords to permit filing of the notice of special shareholders' meeting with the SEC. Alpha Spacecom shall cooperate with Defendant Hu and his counsel to permit counsel to prepare the appropriate documents and have them filed with the U.S. Securities and Exchange Commission for the Special Shareholders' Meeting. The parties shall cooperate to ensure that the proper notices are filed and given to shareholders to permit the special shareholders' meeting to occur.

         Pursuant to C.R.S. ss.7-107-103 (2) this Court has determined based upon the evidence presented at the hearing that Defendant Xuedong Hu is a shareholder of Plaintiff Alpha Spacecom and is entitled to vote all of the shares beneficially owned by him at the special shareholders' meeting to be called pursuant to this Order consistent with Finding Number 5 above. Alpha Spacecom, Inc. shall not preclude Defendant Hu from voting all of his shares absent further order of this Court.

         Alpha Spacecom, Inc. shall also provide copies of all board meeting minutes and resolutions after October 15, 2004 to Defendant Hu's counsel within ten days of the date of this Order.

     DEFENDANTS' MOTION TO DISMISS IS GRANTED IN PART and DENIED IN PART.

     Alpha Spacecom, Inc.'s First and Second Claims for relief are dismissed. Colorado law does not recognize a claim for resignation of a director by conduct, and the removal of Xuedong Hu by resolution of the board of directors on either October 1, 2004 or October 15, 2004 occurred without a quorum of the directors.

     Alpha Spacecom's Third Claim for relief shall not be dismissed, but Alpha Spacecom shall provide a more definite statement of the alleged dishonest conduct. Alpha Spacecom shall have ten days from the date of this order in which to file the required amended Complaint with a more definite statement.

     Finally, Alpha Spacecom, Inc.'s Fourth Claim for relief, as stated in its first amended Complaint contains sufficient specificity and shall not be dismissed.

     Defendants shall have ten days from the date the Second Amended Complaint is filed in which to file its Answer to Claims for Relief Three and Four.

Nunc Pro Tunc March 18, 2005                BY THE COURT


                                           s/Joseph E Meyer, III  March 30, 2005
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                                           Joseph E. Meyer, III
                                           District Court Judge